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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                              --------------------

        Date of Report (Date of earliest event reported): June 27, 2001

                            IMPAX LABORATORIES, INC.
                            ------------------------
             (Exact name of registrant as specified in its charter)

          Delaware                     0-27354                  65-0403311
----------------------------   ------------------------   ----------------------
(State or other jurisdiction   (Commission File Number)     (I.R.S. Employer
   of incorporation or                                    Identification Number)
     organization)

                              30831 Hayward Avenue
                            Hayward, California 94544
            ---------------------------------------------------------
          (Address of principal executive offices, including zip code)


                                 (215) 289-2220
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              (Registrant's telephone number, including area code)



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ITEM 5. Other Events

     Impax Laboratories, Inc. (the "Company") on June 27, 2001 entered into a strategic alliance agreement with a subsidiary of Teva Pharmaceuticals Ltd. ("Teva") for twelve controlled release generic pharmaceutical products.

     The agreement grants Teva exclusive U.S. marketing rights and an option to acquire exclusive marketing rights in the rest of North America, South America, the European Union, and Israel for the following:

     o Five Impax products currently pending approval at the U.S. Food and Drug Administration (FDA);

     o Three products currently under development; and

     o Three additional products to be mutually agreed upon.

     In addition, Impax granted Teva an option to acquire exclusive marketing rights to one other Impax product currently pending approval at the FDA.

     As part of the transaction, Impax will receive up to $22 million through attainment of certain milestones and Teva will invest $15 million in the equity of Impax to be made according to a fixed schedule through June 2002.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                              Impax Laboratories, Inc.



Date: July 3, 2001                            By: /s/ Cornel C. Spiegler
                                                  -----------------------
                                              Name: Cornel C. Spiegler
                                              Title: Chief Financial Officer









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